Exhibit 99.1

Equinix Reports Third Quarter 2022 Results

Best Gross and Net Bookings Performance in Company History

REDWOOD CITY, Calif., Nov. 2, 2022 /PRNewswire/ --

  Quarterly revenues increased 10% over the same quarter last year to $1.8 billion, or 11% on a normalized and constant currency basis, representing the company's 79th consecutive quarter of revenue growth—the longest streak of any S&P 500 company
  Delivered sixth consecutive quarter of record channel bookings, accounting for more than 35% of total bookings and approximately 60% of new logos
  Interconnection revenues continued to outpace colocation revenues in Q3 with total interconnections increasing to more than 443,000

Equinix, Inc. (Nasdaq: EQIX), the world's digital infrastructure company™, today reported results for the quarter ended September 30, 2022. Equinix uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements. All per share results are presented on a fully diluted basis.

Third Quarter 2022 Results Summary

  Revenues
    $1.8 billion, a 1% increase over the previous quarter
    Includes a $17 million reduction in non-recurring revenues and a negative $9 million foreign currency impact when compared to prior guidance rates
  Operating Income
    $333 million, a 5% increase over the previous quarter, an operating margin of 18%
  Net Income and Net Income per Share attributable to Equinix
    $212 million, a 2% decrease from the previous quarter, primarily due to lower non-recurring xScale® fees, a Q2 favorable tax settlement, partially offset by higher income from operations from strong operating performance and lower net interest expense
    $2.30 per share, a 3% decrease from the previous quarter
  Adjusted EBITDA
    $871 million, a 1% increase over the previous quarter, an adjusted EBITDA margin of 47%
    Includes a negative $5 million foreign currency impact when compared to prior guidance rates
    Includes $4 million of integration costs
  AFFO and AFFO per Share
    $712 million, a 3% increase over the previous quarter, primarily due to strong operating performance and lower income tax, partially offset by seasonally higher recurring capital expenditures
    $7.73 per share, a 2% increase over the previous quarter
    Includes $4 million of integration costs

2022 Annual Guidance Summary

  Revenues
    $7.240 - $7.260 billion, an increase of 9% over the previous year, or a normalized and constant currency increase of 10 - 11%
    An increase of $15 million compared to prior guidance, offset by a $44 million foreign currency impact compared to prior guidance rates
  Adjusted EBITDA
    $3.352 - $3.372 billion, a 46% adjusted EBITDA margin
    An increase of $46 million compared to prior guidance including integration costs, offset by a $22 million foreign currency impact compared to prior guidance rates
    Assumes $20 million of integration costs
  AFFO and AFFO per Share
    $2.676 - $2.696 billion, an increase of 9 - 10% over the previous year, or a normalized and constant currency increase of 10 - 11%
    An increase of $52 million compared to prior guidance including integration costs, offset by a $17 million foreign currency impact compared to prior guidance rates
    $29.10 - $29.32 per share, an increase of 7 - 8% over the previous year, or a normalized and constant currency increase of 9 - 10%
    Assumes $20 million of integration costs

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Equinix Quote

Charles Meyers, President and CEO, Equinix:

"We had another record quarter as global demand for digital infrastructure continues to grow and customer preferences trend convincingly toward architectures that are highly distributed, persistently hybrid, deeply cloud-connected, and increasingly on-demand — all factors fueling our position as a trusted partner in digital transformation. Even in a complex and challenging macro environment, our expansive global reach and robust interconnected ecosystems continue to attract a wide and diverse customer set, as businesses prioritize digital investments and embrace Platform Equinix as a point of nexus to support hybrid and multicloud."

Business Highlights

  As businesses continue to globally rely upon Equinix for their critical digital infrastructure needs, they are increasingly accessing the value of Equinix's market-leading global footprint and dense business ecosystem via its "as a Service" model that complements their colocation deployed infrastructure. Key momentum for Equinix's Digital Services in the quarter included:
    A collaboration with Orange in which the telecommunications leader leverages Equinix Metal® to speed the deployment of a service that provides business and wholesale customers with powerful on-demand Telco Cloud Points of Presence (PoPs). With this new Equinix-enabled service, Orange delivers essential services such as SD-WAN, CDN, 5G roaming and voice services into new metros, with an expected latency below ~10 milliseconds.
    A recent Forrester analysis of six Equinix customers revealed that Equinix Digital Services help customers improve speed to market tenfold and reduce internally managed infrastructure costs by 60%.
    The addition of industry veteran Scott Crenshaw as Equinix EVP & GM, Digital Services to drive the strategy and growth of Equinix's suite of compute, storage, connectivity and networking digital services.
  Equinix made significant advancements in the company's ambitious ESG goals in Q3, including:
    The launch of the Equinix Foundation with an initial financial commitment of $50 million aimed at advancing digital inclusion globally—from access to technology and connectivity to the skills needed to thrive in today's digitally driven world.
  Equinix continued to expand its Data Center Services with 46 major builds underway in 31 markets, across 21 countries. Recent activity includes:
    A $74 million expansion to Indonesia with plans for an International Business Exchange™ (IBX®) data center in the heart of Jakarta, scheduled to open by the second half of 2024.
    A $45 million investment in Colombia for the construction of BG2, Equinix's second IBX data center in Bogotá, scheduled to open in the first half of 2023.
    The addition of six recently approved projects in Q3 in Barcelona, Milan, Montreal, Jakarta, Silicon Valley and Tokyo.
  Equinix continues to extend its leadership as the most interconnected platform with four cloud on-ramp wins this quarter bringing Equinix's portfolio to more than 200 on-ramps across 44 markets. Equinix now has 11 metros enabled with five or more on-ramps to the largest cloud players.

Business Outlook

For the fourth quarter of 2022, the Company expects revenues to range between $1.848 and $1.868 billion, an increase of approximately 1% over the previous quarter, or a normalized and constant currency increase of 2 - 3%. This guidance includes a negative $35 million foreign currency impact when compared to the average FX rates in Q3 2022. Adjusted EBITDA is expected to range between $821 and $841 million. Adjusted EBITDA includes an increase in seasonal utility costs as well as an acceleration of discretionary costs into Q4, and a negative $16 million foreign currency impact when compared to the average FX rates in Q3 2022. For the quarter, integration costs from acquisitions are expected to be $6 million. Recurring capital expenditures are expected to range between $76 and $86 million.

For the full year of 2022, total revenues are expected to range between $7.240 and $7.260 billion, a 9% increase over the previous year, or a normalized and constant currency increase of 10 - 11%. This updated full-year guidance includes a raise of $15 million from better-than-expected business performance, offset by a $44 million foreign currency impact when compared to the prior guidance rates. Adjusted EBITDA is expected to range between $3.352 and $3.372 billion, an adjusted EBITDA margin of 46%. This updated full-year guidance includes a raise of $46 million from better-than-expected business performance and lower integration costs, partially offset by a $22 million foreign currency impact when compared to the prior guidance rates. For the year, the Company now expects to incur $20 million in integration costs related to acquisitions. AFFO is expected to range between $2.676 and $2.696 billion, an increase of 9 - 10% over the previous year, or a normalized and constant currency increase of 10 - 11%. This updated AFFO guidance includes a raise of $52 million from better-than-expected business performance and lower integration costs, offset by a negative $17 million foreign currency impact when compared to the prior guidance rates. AFFO per share is expected to range between $29.10 and $29.32, an increase of 7 - 8% over the previous year, or a normalized and constant currency increase of 9 - 10%. Total capital expenditures are expected to range between $2.138 and $2.288 billion. Non-recurring capital expenditures, including xScale-related capital expenditures, are expected to range between $1.953 and $2.093 billion, and recurring capital expenditures are expected to range between $185 and $195 million. xScale-related on-balance sheet capital expenditures are expected to range between $125 and $145 million, which we anticipate will be reimbursed to Equinix from both the current and future xScale JVs.

The U.S. dollar exchange rates used for 2022 guidance, taking into consideration the impact of our current foreign currency hedges, have been updated to $1.11 to the Euro, $1.28 to the Pound, S$1.44 to the U.S. Dollar, ¥145 to the U.S. Dollar, A$1.56 to the U.S. Dollar, HK$7.85 to the U.S. Dollar, R$5.36 to the U.S. Dollar and C$1.38 to the U.S. Dollar. The Q3 2022 global revenue breakdown by currency for the Euro, British Pound, Singapore Dollar, Japanese Yen, Australian Dollar, Hong Kong Dollar, Brazilian Real and Canadian Dollar is 17%, 8%, 8%, 6%, 4%, 3%, 3% and 3%, respectively.

The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, income tax expense, an income tax expense adjustment, recurring capital expenditures, other income (expense), (gains) losses on disposition of real estate property, and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

Q3 2022 Results Conference Call and Replay Information

Equinix will discuss its quarterly results for the period ended September 30, 2022, along with its future outlook, in its quarterly conference call on Wednesday, November 2, 2022, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the company's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-517-308-9482 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call through Wednesday, February 15, 2023, by dialing 1-866-363-1806 and referencing the passcode 2022. In addition, the webcast will be available at www.equinix.com/investors (no password required).

Investor Presentation and Supplemental Financial Information

Equinix has made available on its website a presentation designed to accompany the discussion of Equinix's results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through the Equinix Investor Relations website at www.equinix.com/investors.

Additional Resources

  Equinix Investor Relations Resources

About Equinix

Equinix (Nasdaq: EQIX) is the world's digital infrastructure company, enabling digital leaders to harness a trusted platform to bring together and interconnect the foundational infrastructure that powers their success. Equinix enables today's businesses to access all the right places, partners and possibilities they need to accelerate advantage. With Equinix, they can scale with agility, speed the launch of digital services, deliver world-class experiences and multiply their value.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures to evaluate its operations.

Equinix provides normalized and constant currency growth rates, which are calculated to adjust for acquisitions, dispositions, integration costs, changes in accounting principles and foreign currency.

Equinix presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents net income excluding income tax expense, interest income, interest expense, other income or expense, gain or loss on debt extinguishment, depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, Equinix excludes certain items that it believes are not good indicators of Equinix's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales. Equinix excludes these items in order for its lenders, investors and the industry analysts who review and report on Equinix to better evaluate Equinix's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of a data center, and do not reflect its current or future cash spending levels to support its business. Its data centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of a data center do not recur with respect to such data center, although Equinix may incur initial construction costs in future periods with respect to additional data centers, and future capital expenditures remain minor relative to the initial investment. This is a trend it expects to continue. In addition, depreciation is also based on the estimated useful lives of the data centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our data centers and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix also excludes amortization expense related to acquired intangible assets. Amortization expense is significantly affected by the timing and magnitude of acquisitions, and these charges may vary in amount from period to period. We exclude amortization expense to facilitate a more meaningful evaluation of our current operating performance and comparisons to our prior periods. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix also believes are not meaningful in evaluating Equinix's current operations. Equinix excludes stock-based compensation expense, as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, Equinix and many investors and analysts exclude stock-based compensation expense to compare its operating results with those of other companies. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to Equinix's decision to exit leases for excess space adjacent to several of its IBX® data centers, which it did not intend to build out, or its decision to reverse such restructuring charges. Equinix also excludes impairment charges generally related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of assets are not recoverable. Equinix also excludes gain or loss on asset sales as it represents profit or loss that is not meaningful in evaluating the current or future operating performance. Finally, Equinix excludes transaction costs from its non-GAAP financial measures to allow more comparable comparisons of the financial results to the historical operations. The transaction costs relate to costs Equinix incurs in connection with business combinations and formation of joint ventures, including advisory, legal, accounting, valuation and other professional or consulting fees. Such charges generally are not relevant to assessing the long-term performance of Equinix. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the transactions. Management believes items such as restructuring charges, impairment charges, transaction costs and gain or loss on asset sales are non-core transactions; however, these types of costs may occur in future periods.

Equinix also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), both commonly used in the REIT industry, as supplemental performance measures. Additionally, Equinix presents AFFO per share, which is also commonly used in the REIT industry. AFFO per share offers investors and industry analysts a perspective of Equinix's underlying operating performance when compared to other REIT companies. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, stock-based charitable contributions, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income or loss from discontinued operations, net of tax and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and transaction costs for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

Equinix includes an adjustment for revenues from installation fees, since installation fees are deferred and recognized ratably over the period of contract term, although the fees are generally paid in a lump sum upon installation. Equinix includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. Equinix also includes an adjustment to contract costs incurred to obtain contracts, since contract costs are capitalized and amortized over the estimated period of benefit on a straight-line basis, although costs of obtaining contracts are generally incurred and paid during the period of obtaining the contracts. The adjustments for installation revenues, straight-line rent expense and contract costs are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. Equinix excludes the amortization of deferred financing costs and debt discounts and premiums as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. Equinix excludes gain or loss on debt extinguishment since it represents a cost that is not a good indicator of Equinix's current or future operating performance. Equinix includes an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances and uncertain tax positions that do not relate to the current period's operations. Equinix excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX and xScale data centers or other assets that are required to support current revenues. Equinix also excludes net income or loss from discontinued operations, net of tax, which represents results that are not a good indicator of our current or future operating performance.

Equinix presents constant currency results of operations, which is a non-GAAP financial measure and is not meant to be considered in isolation or as an alternative to GAAP results of operations. However, Equinix has presented this non-GAAP financial measure to provide investors with an additional tool to evaluate its operating results without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Equinix's business performance. To present this information, Equinix's current and comparative prior period revenues and certain operating expenses from entities with functional currencies other than the U.S. dollar are converted into U.S. dollars at a consistent exchange rate for purposes of each result being compared.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Equinix presents such non-GAAP financial measures to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income or loss from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks to our business and operating results related to the COVID-19 pandemic; the current inflationary environment; foreign currency exchange rate fluctuations; increased costs to procure power and the general volatility in the global energy market; the challenges of acquiring, operating and constructing IBX and xScale data centers and developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent and upcoming Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

EQUINIX, INC. Condensed Consolidated Statements of Operations (in thousands, except per share data) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Recurring revenues	$ 1,748,132	$ 1,707,451	$ 1,563,616	$ 5,097,907	$ 4,617,011
Non-recurring revenues	92,527	109,703	111,560	294,353	312,148
Revenues	1,840,659	1,817,154	1,675,176	5,392,260	4,929,159
Cost of revenues	934,669	930,257	885,650	2,780,801	2,561,987
Gross profit	905,990	886,897	789,526	2,611,459	2,367,172
Operating expenses:
Sales and marketing	193,089	193,727	182,997	579,327	551,434
General and administrative	375,483	370,348	334,625	1,098,518	958,086
Transaction costs	2,007	5,063	5,197	11,310	13,364
(Gain) loss on asset sales	2,252	(94)	(15,414)	3,976	(14,149)
Total operating expenses	572,831	569,044	507,405	1,693,131	1,508,735
Income from operations	333,159	317,853	282,121	918,328	858,437
Interest and other income (expense):
Interest income	11,192	4,508	411	17,806	1,514
Interest expense	(91,346)	(90,826)	(78,943)	(262,137)	(255,855)
Other income (expense)	(6,735)	(6,238)	1,482	(22,522)	(44,845)
Gain (loss) on debt extinguishment	75	(420)	179	184	(115,339)
Total interest and other, net	(86,814)	(92,976)	(76,871)	(266,669)	(414,525)
Income before income taxes	246,345	224,877	205,250	651,659	443,912
Income tax expense	(34,606)	(8,635)	(53,224)	(75,985)	(67,325)
Net income	211,739	216,242	152,026	575,674	376,587
Net (income) loss attributable to non- controlling interests	68	80	190	(92)	330
Net income attributable to Equinix	$ 211,807	$ 216,322	$ 152,216	$ 575,582	$ 376,917
Net income per share attributable to Equinix:
Basic net income per share	$ 2.30	$ 2.38	$ 1.69	$ 6.31	$ 4.21
Diluted net income per share	$ 2.30	$ 2.37	$ 1.68	$ 6.29	$ 4.18
Shares used in computing basic net income per share	91,896	91,036	89,858	91,234	89,614
Shares used in computing diluted net income per share	92,135	91,262	90,467	91,519	90,202

EQUINIX, INC. Condensed Consolidated Statements of Comprehensive Income (in thousands) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net income	$ 211,739	$ 216,242	$ 152,026	$ 575,674	$ 376,587
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment ("CTA") loss	(703,640)	(740,428)	(260,011)	(1,566,602)	(444,691)
Net investment hedge CTA gain	360,350	353,953	131,080	805,661	264,219
Unrealized gain on cash flow hedges	6,120	20,617	28,270	90,774	52,048
Net actuarial gain (loss) on defined benefit plans	(19)	(19)	14	(59)	41
Total other comprehensive loss, net of tax	(337,189)	(365,877)	(100,647)	(670,226)	(128,383)
Comprehensive income (loss), net of tax	(125,450)	(149,635)	51,379	(94,552)	248,204
Net (income) loss attributable to non- controlling interests	68	80	190	(92)	330
Other comprehensive (income) loss attributable to non-controlling interests	28	35	—	60	(10)
Comprehensive income (loss) attributable to Equinix	$ (125,354)	$ (149,520)	$ 51,569	$ (94,584)	$ 248,524

EQUINIX, INC. Condensed Consolidated Balance Sheets (in thousands) (unaudited)

	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$ 2,500,816	$ 1,536,358
Accounts receivable, net	778,858	681,809
Other current assets	656,865	462,739
Assets held for sale	80,516	276,195
Total current assets	4,017,055	2,957,101
Property, plant and equipment, net	15,140,597	15,445,775
Operating lease right-of-use assets	1,377,195	1,282,418
Goodwill	5,393,708	5,372,071
Intangible assets, net	1,892,781	1,935,267
Other assets	1,504,530	926,066
Total assets	$ 29,325,866	$ 27,918,698
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$ 922,545	$ 879,144
Accrued property, plant and equipment	275,348	187,334
Current portion of operating lease liabilities	136,848	144,029
Current portion of finance lease liabilities	140,010	147,841
Current portion of mortgage and loans payable	9,810	33,087
Other current liabilities	211,428	214,519
Total current liabilities	1,695,989	1,605,954
Operating lease liabilities, less current portion	1,227,543	1,107,180
Finance lease liabilities, less current portion	1,902,060	1,989,668
Mortgage and loans payable, less current portion	599,132	586,577
Senior notes, less current portion	12,008,125	10,984,144
Other liabilities	738,924	763,411
Total liabilities	18,171,773	17,036,934
Common stock	93	91
Additional paid-in capital	17,193,805	15,984,597
Treasury stock	(92,845)	(112,208)
Accumulated dividends	(7,026,832)	(6,165,140)
Accumulated other comprehensive loss	(1,755,917)	(1,085,751)
Retained earnings	2,836,075	2,260,493
Total Equinix stockholders' equity	11,154,379	10,882,082
Non-controlling interests	(286)	(318)
Total stockholders' equity	11,154,093	10,881,764
Total liabilities and stockholders' equity	$ 29,325,866	$ 27,918,698

Ending headcount by geographic region is as follows:
Americas headcount	5,372	5,056
EMEA headcount	3,850	3,611
Asia-Pacific headcount	2,578	2,277
Total headcount	11,800	10,944

EQUINIX, INC. Summary of Debt Principal Outstanding (in thousands) (unaudited)

	September 30, 2022	December 31, 2021

Finance lease liabilities	$ 2,042,070	$ 2,137,509

Term loans	573,702	549,343
Mortgage payable and other loans payable	35,240	70,321
Plus (minus): mortgage premium, debt discount and issuance costs, net	1,084	(1,276)
Total mortgage and loans payable principal	610,026	618,388

Senior notes	12,008,125	10,984,144
Plus: debt discount and issuance costs	120,095	117,986
Total senior notes principal	12,128,220	11,102,130

Total debt principal outstanding	$ 14,780,316	$ 13,858,027

EQUINIX, INC. Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Cash flows from operating activities:
Net income	$ 211,739	$ 216,242	$ 152,026	$ 575,674	$ 376,587
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	431,668	432,828	419,684	1,300,882	1,231,760
Stock-based compensation	101,830	104,682	94,710	296,464	267,395
Amortization of debt issuance costs and debt discounts and premiums	4,533	4,536	4,390	13,273	12,760
(Gain) loss on debt extinguishment	(75)	420	(179)	(184)	115,339
Loss (gain) on asset sales	2,252	(94)	(15,414)	3,976	(14,149)
Other items	10,536	5,832	5,932	22,418	28,410
Changes in operating assets and liabilities:
Accounts receivable	29,823	(26,302)	(53,984)	(97,206)	(111,313)
Income taxes, net	29,656	(33,663)	21,735	9,874	(44,200)
Accounts payable and accrued expenses	103,941	55,128	67,169	83,089	9,968
Operating lease right-of-use assets	38,684	38,839	40,953	112,923	102,728
Operating lease liabilities	(31,873)	(34,632)	(37,423)	(98,245)	(137,751)
Other assets and liabilities	(112,425)	37,765	(34,853)	(19,945)	(182,433)
Net cash provided by operating activities	820,289	801,581	664,746	2,202,993	1,655,101
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(22,398)	(26,391)	(52,138)	(87,347)	(73,082)
Business acquisitions, net of cash and restricted cash acquired	(80,342)	(883,668)	(158,498)	(964,010)	(158,498)
Real estate acquisitions	(6,568)	(30,257)	(107,212)	(39,899)	(194,849)
Purchases of other property, plant and equipment	(552,729)	(484,830)	(678,277)	(1,450,077)	(1,934,107)
Proceeds from asset sales	(1,509)	56,024	174,494	249,906	174,494
Net cash used in investing activities	(663,546)	(1,369,122)	(821,631)	(2,291,427)	(2,186,042)
Cash flows from financing activities:
Proceeds from employee equity awards	37,667	—	37,594	81,543	77,628
Payment of dividend distributions	(291,169)	(283,048)	(262,362)	(863,886)	(783,454)
Proceeds from public offering of common stock, net of offering costs	796,018	—	—	796,018	99,599
Proceeds from mortgage and loans payable	—	—	—	676,850	—
Proceeds from senior notes, net of debt discounts	—	1,193,688	—	1,193,688	3,878,662
Repayment of finance lease liabilities	(28,252)	(28,783)	(31,252)	(97,808)	(130,129)
Repayment of mortgage and loans payable	(25,195)	(9,199)	(10,367)	(586,227)	(706,426)
Repayment of senior notes	—	—	—	—	(1,990,650)
Debt extinguishment costs	—	—	—	—	(99,185)
Debt issuance costs	—	(10,365)	—	(17,731)	(25,102)
Net cash provided by (used in) financing activities	489,069	862,293	(266,387)	1,182,447	320,943
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	(39,063)	(101,129)	(7,085)	(135,599)	(24,139)
Net increase in cash, cash equivalents and restricted cash	606,749	193,623	(430,357)	958,414	(234,137)
Cash, cash equivalents and restricted cash at beginning of period	1,901,119	1,707,496	1,821,915	1,549,454	1,625,695
Cash, cash equivalents and restricted cash at end of period	$ 2,507,868	$ 1,901,119	$ 1,391,558	$ 2,507,868	$ 1,391,558
Supplemental cash flow information:
Cash paid for taxes	$ 22,462	$ 53,609	$ 35,755	$ 96,221	$ 118,392
Cash paid for interest	$ 91,406	$ 106,249	$ 86,466	$ 301,706	$ 316,157

Free cash flow (negative free cash flow) (1)	$ 179,141	$ (541,150)	$ (104,747)	$ (1,087)	$ (457,859)

Adjusted free cash flow (negative adjusted free cash flow) (2)	$ 266,051	$ 372,775	$ 160,963	$ 1,002,822	$ (104,512)

(1)

We define free cash flow (negative free cash flow) as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments)
as presented below:

Net cash provided by operating activities as presented above	$ 820,289	$ 801,581	$ 664,746	$ 2,202,993	$ 1,655,101
Net cash used in investing activities as presented above	(663,546)	(1,369,122)	(821,631)	(2,291,427)	(2,186,042)
Purchases, sales and maturities of investments, net	22,398	26,391	52,138	87,347	73,082
Free cash flow (negative free cash flow)	$ 179,141	$ (541,150)	$ (104,747)	$ (1,087)	$ (457,859)

(2)

We define adjusted free cash flow (negative adjusted free cash flow) as free cash flow (negative free cash flow)
as defined above, excluding any real estate and business acquisitions, net of cash and restricted cash acquired as presented below:

Free cash flow (negative free cash flow) as defined above	$ 179,141	$ (541,150)	$ (104,747)	$ (1,087)	$ (457,859)
Less business acquisitions, net of cash and restricted cash acquired	80,342	883,668	158,498	964,010	158,498
Less real estate acquisitions	6,568	30,257	107,212	39,899	194,849
Adjusted free cash flow (negative adjusted free cash flow)	$ 266,051	$ 372,775	$ 160,963	$ 1,002,822	$ (104,512)

EQUINIX, INC. Non-GAAP Measures and Other Supplemental Data (in thousands) (unaudited)

		Three Months Ended			Nine Months Ended
		September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	Recurring revenues	$ 1,748,132	$ 1,707,451	$ 1,563,616	$ 5,097,907	$ 4,617,011
	Non-recurring revenues	92,527	109,703	111,560	294,353	312,148
	Revenues (1)	1,840,659	1,817,154	1,675,176	5,392,260	4,929,159

	Cash cost of revenues (2)	610,827	599,368	564,499	1,793,898	1,619,505
	Cash gross profit (3)	1,229,832	1,217,786	1,110,677	3,598,362	3,309,654

	Cash operating expenses (4)(7):
	Cash sales and marketing expenses (5)	120,467	120,739	114,112	365,912	342,447
	Cash general and administrative expenses (6)	238,449	236,715	210,267	701,490	610,400
	Total cash operating expenses (4)(7)	358,916	357,454	324,379	1,067,402	952,847

	Adjusted EBITDA (8)	$ 870,916	$ 860,332	$ 786,298	$ 2,530,960	$ 2,356,807

	Cash gross margins (9)	67%	67%	66%	67%	67%

	Adjusted EBITDA margins(10)	47%	47%	47%	47%	48%

	Adjusted EBITDA flow-through rate (11)	45%	73%	(64) %	45%	50%

	FFO (12)	$ 488,396	$ 498,349	$ 407,981	$ 1,419,389	$ 1,166,117

	AFFO (13)(14)	$ 712,036	$ 691,392	$ 628,270	$ 2,056,060	$ 1,887,035

	Basic FFO per share (15)	$ 5.31	$ 5.47	$ 4.54	$ 15.56	$ 13.01

	Diluted FFO per share (15)	$ 5.30	$ 5.46	$ 4.51	$ 15.51	$ 12.93

	Basic AFFO per share (15)	$ 7.75	$ 7.59	$ 6.99	$ 22.54	$ 21.06

	Diluted AFFO per share (15)	$ 7.73	$ 7.58	$ 6.94	$ 22.47	$ 20.92

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$ 555,352	$ 541,988	$ 504,711	$ 1,619,511	$ 1,489,829
	Interconnection	190,283	187,491	168,511	558,877	501,016
	Managed infrastructure	54,704	55,329	43,313	159,255	122,532
	Other	5,127	5,581	4,757	15,842	7,246
	Recurring revenues	805,466	790,389	721,292	2,353,485	2,120,623
	Non-recurring revenues	40,695	40,475	41,761	123,961	119,013
	Revenues	$ 846,161	$ 830,864	$ 763,053	$ 2,477,446	$ 2,239,636

	EMEA Revenues:

	Colocation	$ 445,733	$ 433,339	$ 400,395	$ 1,293,641	$ 1,187,373
	Interconnection	66,703	66,845	65,809	201,688	192,717
	Managed infrastructure	28,493	30,447	31,445	89,930	94,732
	Other	23,105	22,048	5,639	51,567	14,367
	Recurring revenues	564,034	552,679	503,288	1,636,826	1,489,189
	Non-recurring revenues	27,778	46,522	41,939	104,667	112,684
	Revenues	$ 591,812	$ 599,201	$ 545,227	$ 1,741,493	$ 1,601,873

	Asia-Pacific Revenues:

	Colocation	$ 295,008	$ 281,635	$ 259,092	$ 859,258	$ 773,223
	Interconnection	61,264	60,841	56,789	182,092	164,869
	Managed infrastructure	19,269	19,916	21,572	59,827	66,415
	Other	3,091	1,991	1,583	6,419	2,692
	Recurring revenues	378,632	364,383	339,036	1,107,596	1,007,199
	Non-recurring revenues	24,054	22,706	27,860	65,725	80,451
	Revenues	$ 402,686	$ 387,089	$ 366,896	$ 1,173,321	$ 1,087,650

	Worldwide Revenues:

	Colocation	$ 1,296,093	$ 1,256,962	$ 1,164,198	$ 3,772,410	$ 3,450,425
	Interconnection	318,250	315,177	291,109	942,657	858,602
	Managed infrastructure	102,466	105,692	96,330	309,012	283,679
	Other	31,323	29,620	11,979	73,828	24,305
	Recurring revenues	1,748,132	1,707,451	1,563,616	5,097,907	4,617,011
	Non-recurring revenues	92,527	109,703	111,560	294,353	312,148
	Revenues	$ 1,840,659	$ 1,817,154	$ 1,675,176	$ 5,392,260	$ 4,929,159

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock- based compensation as presented below:

	Cost of revenues	$ 934,669	$ 930,257	$ 885,650	$ 2,780,801	$ 2,561,987
	Depreciation, amortization and accretion expense	(313,110)	(319,011)	(311,438)	(953,850)	(914,294)
	Stock-based compensation expense	(10,732)	(11,878)	(9,713)	(33,053)	(28,188)
	Cash cost of revenues	$ 610,827	$ 599,368	$ 564,499	$ 1,793,898	$ 1,619,505

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$ 247,976	$ 243,636	$ 239,172	$ 731,015	$ 667,311
	EMEA cash cost of revenues	220,887	215,983	204,174	639,718	600,018
	Asia-Pacific cash cost of revenues	141,964	139,749	121,153	423,165	352,176
	Cash cost of revenues	$ 610,827	$ 599,368	$ 564,499	$ 1,793,898	$ 1,619,505

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expense as selling, general, and administrative expense less depreciation, amortization, and stock-based compensation. We also refer to cash operating expense as cash selling, general and administrative expense or "cash SG&A".

	Selling, general, and administrative expense	$ 568,572	$ 564,075	$ 517,622	$ 1,677,845	$ 1,509,520
	Depreciation and amortization expense	(118,558)	(113,817)	(108,246)	(347,032)	(317,466)
	Stock-based compensation expense	(91,098)	(92,804)	(84,997)	(263,411)	(239,207)
	Cash operating expense	$ 358,916	$ 357,454	$ 324,379	$ 1,067,402	$ 952,847

(5)	We define cash sales and marketing expense as sales and marketing expense less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expense	$ 193,089	$ 193,727	$ 182,997	$ 579,327	$ 551,434
	Depreciation and amortization expense	(50,115)	(49,817)	(48,320)	(147,553)	(149,940)
	Stock-based compensation expense	(22,507)	(23,171)	(20,565)	(65,862)	(59,047)
	Cash sales and marketing expense	$ 120,467	$ 120,739	$ 114,112	$ 365,912	$ 342,447

(6)	We define cash general and administrative expense as general and administrative expense less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expense	$ 375,483	$ 370,348	$ 334,625	$ 1,098,518	$ 958,086
	Depreciation and amortization expense	(68,443)	(64,000)	(59,926)	(199,479)	(167,526)
	Stock-based compensation expense	(68,591)	(69,633)	(64,432)	(197,549)	(180,160)
	Cash general and administrative expense	$ 238,449	$ 236,715	$ 210,267	$ 701,490	$ 610,400

(7)	The geographic split of our cash operating expense, or cash SG&A, as defined above, is presented below:

	Americas cash SG&A	$ 203,026	$ 211,004	$ 202,113	$ 618,493	$ 580,141
	EMEA cash SG&A	87,639	87,836	73,500	262,762	228,213
	Asia-Pacific cash SG&A	68,251	58,614	48,766	186,147	144,493
	Cash SG&A	$ 358,916	$ 357,454	$ 324,379	$ 1,067,402	$ 952,847

(8)

We define adjusted EBITDA as net income excluding income tax expense, interest income, interest expense, other income or expense, loss or gain on debt extinguishment, depreciation, amortization, accretion, stock-
based compensation expense, restructuring charges, impairment charges, transaction costs, and gain or loss on asset sales as presented below:

	Net income	$ 211,739	$ 216,242	$ 152,026	$ 575,674	$ 376,587
	Income tax expense	34,606	8,635	53,224	75,985	67,325
	Interest income	(11,192)	(4,508)	(411)	(17,806)	(1,514)
	Interest expense	91,346	90,826	78,943	262,137	255,855
	Other expense (income)	6,735	6,238	(1,482)	22,522	44,845
	(Gain) loss on debt extinguishment	(75)	420	(179)	(184)	115,339
	Depreciation, amortization and accretion expense	431,668	432,828	419,684	1,300,882	1,231,760
	Stock-based compensation expense	101,830	104,682	94,710	296,464	267,395
	Transaction costs	2,007	5,063	5,197	11,310	13,364
	(Gain) loss on asset sales	2,252	(94)	(15,414)	3,976	(14,149)
	Adjusted EBITDA	$ 870,916	$ 860,332	$ 786,298	$ 2,530,960	$ 2,356,807

	The geographic split of our adjusted EBITDA is presented below:

	Americas net income (loss)	$ 48,369	$ 38,199	$ (72,076)	$ 66,996	$ (262,710)
	Americas income tax expense	34,606	8,516	53,223	75,866	66,948
	Americas interest income	(10,374)	(3,904)	(333)	(16,006)	(1,081)
	Americas interest expense	80,681	82,160	70,721	233,571	227,403
	Americas other income	(68,241)	(55,803)	(25,014)	(147,434)	(10,398)
	Americas (gain) loss on debt extinguishment	39	420	(1)	198	115,668
	Americas depreciation, amortization and accretion expense	234,788	230,099	219,106	694,973	644,225
	Americas stock-based compensation expense	69,272	73,677	70,495	206,866	198,739
	Americas transaction costs	3,241	2,715	4,478	8,947	10,956
	Americas loss on asset sales	2,778	145	1,169	3,961	2,434
	Americas adjusted EBITDA	$ 395,159	$ 376,224	$ 321,768	$ 1,127,938	$ 992,184

	EMEA net income	$ 82,558	$ 101,638	$ 130,936	$ 282,584	$ 349,970
	EMEA income tax expense	—	119	—	119	376
	EMEA interest income	(487)	(525)	(49)	(1,279)	(66)
	EMEA interest expense	2,219	(112)	625	3,023	3,832
	EMEA other expense	69,245	57,169	21,912	155,585	50,255
	EMEA depreciation, amortization and accretion expense	112,065	116,070	115,026	343,001	341,941
	EMEA stock-based compensation expense	19,174	19,168	15,022	54,454	42,266
	EMEA transaction costs	(1,488)	2,094	664	1,763	1,651
	EMEA gain on asset sales	—	(239)	(16,583)	(237)	(16,583)
	EMEA adjusted EBITDA	$ 283,286	$ 295,382	$ 267,553	$ 839,013	$ 773,642

	Asia-Pacific net income	$ 80,812	$ 76,405	$ 93,166	$ 226,094	$ 289,327
	Asia-Pacific income tax benefit	—	—	1	—	1
	Asia-Pacific interest income	(331)	(79)	(29)	(521)	(367)
	Asia-Pacific interest expense	8,446	8,778	7,597	25,543	24,620
	Asia-Pacific other expense	5,731	4,872	1,620	14,371	4,988
	Asia-Pacific gain on debt extinguishment	(114)	—	(178)	(382)	(329)
	Asia-Pacific depreciation, amortization and accretion expense	84,815	86,659	85,552	262,908	245,594
	Asia-Pacific stock-based compensation expense	13,384	11,837	9,193	35,144	26,390
	Asia-Pacific transaction costs	254	254	55	600	757
	Asia-Pacific (gain) loss on asset sales	(526)	—	—	252	—
	Asia-Pacific adjusted EBITDA	$ 192,471	$ 188,726	$ 196,977	$ 564,009	$ 590,981

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region are presented below:

	Americas cash gross margins	71%	71%	69%	70%	70%
	EMEA cash gross margins	63%	64%	63%	63%	63%
	Asia-Pacific cash gross margins	65%	64%	67%	64%	68%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	47%	45%	42%	46%	44%
	EMEA adjusted EBITDA margins	48%	49%	49%	48%	48%
	Asia-Pacific adjusted EBITDA margins	48%	49%	54%	48%	54%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$ 870,916	$ 860,332	$ 786,298	$ 2,530,960	$ 2,356,807
	Less adjusted EBITDA - prior period	(860,332)	(799,712)	(797,277)	(2,371,152)	(2,168,688)
	Adjusted EBITDA growth	$ 10,584	$ 60,620	$ (10,979)	$ 159,808	$ 188,119

	Revenues - current period	$ 1,840,659	$ 1,817,154	$ 1,675,176	$ 5,392,260	$ 4,929,159
	Less revenues - prior period	(1,817,154)	(1,734,447)	(1,657,919)	(5,039,473)	(4,554,003)
	Revenue growth	$ 23,505	$ 82,707	$ 17,257	$ 352,787	$ 375,156

	Adjusted EBITDA flow-through rate	45%	73%	(64) %	45%	50%

(12)

FFO is defined as net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures'
and non-controlling interests' share of these items.

	Net income	$ 211,739	$ 216,242	$ 152,026	$ 575,674	$ 376,587
	Net (income) loss attributable to non-controlling interests	68	80	190	(92)	330
	Net income attributable to Equinix	211,807	216,322	152,216	575,582	376,917
	Adjustments:
	Real estate depreciation	271,920	278,046	267,973	830,162	796,117
	(Gain) loss on disposition of real estate property	2,002	1,850	(13,744)	6,697	(11,132)
	Adjustments for FFO from unconsolidated joint ventures	2,667	2,131	1,536	6,948	4,215
	FFO attributable to common shareholders	$ 488,396	$ 498,349	$ 407,981	$ 1,419,389	$ 1,166,117

(13)

AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, stock-based charitable contributions, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, net income or loss from discontinued operations, net of tax, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO attributable to common shareholders	$ 488,396	$ 498,349	$ 407,981	$ 1,419,389	$ 1,166,117
	Adjustments:
	Installation revenue adjustment	9,959	(34)	13,710	10,770	22,161
	Straight-line rent expense adjustment	6,811	4,207	3,855	14,678	11,597
	Amortization of deferred financing costs and debt discounts and premiums	4,533	4,536	4,390	13,273	12,760
	Contract cost adjustment	(12,678)	(7,891)	(15,919)	(35,508)	(43,311)
	Stock-based compensation expense	101,830	104,682	94,710	296,464	267,395
	Stock-based charitable contributions	—	14,039	—	14,039	—
	Non-real estate depreciation expense	106,400	103,349	100,604	315,324	278,644
	Amortization expense	51,873	51,875	50,354	153,317	155,428
	Accretion expense (adjustment)	1,476	(442)	753	2,080	1,571
	Recurring capital expenditures	(50,182)	(34,775)	(47,735)	(108,838)	(113,396)
	(Gain) loss on debt extinguishment	(75)	420	(179)	(184)	115,339
	Transaction costs	2,007	5,063	5,197	11,310	13,364
	Impairment charges (1)	1,815	—	(1,240)	1,815	32,312
	Income tax expense adjustment (1)	(965)	(49,683)	11,256	(50,971)	(35,419)
	Adjustments for AFFO from unconsolidated joint ventures	836	(2,303)	533	(898)	2,473
	AFFO attributable to common shareholders	$ 712,036	$ 691,392	$ 628,270	$ 2,056,060	$ 1,887,035

(1)  Impairment charges relate to the impairment of an indemnification asset resulting from the settlement of a pre-
acquisition uncertain tax position, which was recorded as Other Income (Expense) on the Condensed Consolidated
Statements of Operations. This impairment charge was offset by the recognition of tax benefits in the same amount, which was included within the Income tax expense adjustment line on the table above.

(14)	Following is how we reconcile from adjusted EBITDA to AFFO:

	Adjusted EBITDA	$ 870,916	$ 860,332	$ 786,298	$ 2,530,960	$ 2,356,807
	Adjustments:
	Interest expense, net of interest income	(80,154)	(86,318)	(78,532)	(244,331)	(254,341)
	Amortization of deferred financing costs and debt discounts and premiums	4,533	4,536	4,390	13,273	12,760
	Income tax expense	(34,606)	(8,635)	(53,224)	(75,985)	(67,325)
	Income tax expense adjustment (1)	(965)	(49,683)	11,256	(50,971)	(35,419)
	Straight-line rent expense adjustment	6,811	4,207	3,855	14,678	11,597
	Stock-based charitable contributions	—	14,039	—	14,039	—
	Contract cost adjustment	(12,678)	(7,891)	(15,919)	(35,508)	(43,311)
	Installation revenue adjustment	9,959	(34)	13,710	10,770	22,161
	Recurring capital expenditures	(50,182)	(34,775)	(47,735)	(108,838)	(113,396)
	Other (expense) income	(6,735)	(6,238)	1,482	(22,522)	(44,845)
	(Gain) loss on disposition of real estate property	2,002	1,850	(13,744)	6,697	(11,132)
	Adjustments for unconsolidated JVs' and non-controlling interests	3,572	(92)	2,259	5,959	7,018
	Adjustments for impairment charges (1)	1,815	—	(1,240)	1,815	32,312
	Adjustment for gain (loss) on sale of assets	(2,252)	94	15,414	(3,976)	14,149
	AFFO attributable to common shareholders	$ 712,036	$ 691,392	$ 628,270	$ 2,056,060	$ 1,887,035

(1)  Impairment charges relate to the impairment of an indemnification asset resulting from the settlement of a pre-
acquisition uncertain tax position, which was recorded as Other Income (Expense) on the Condensed Consolidated
Statements of Operations. This impairment charge was offset by the recognition of tax benefits in the same amount, which was included within the Income tax expense adjustment line on the table above.

(15)	The shares used in the computation of basic and diluted FFO and AFFO per share attributable to Equinix is presented below:

	Shares used in computing basic net income per share, FFO per share and AFFO per share	91,896	91,036	89,858	91,234	89,614
	Effect of dilutive securities:
	Employee equity awards	239	226	609	285	588
	Shares used in computing diluted net income per share, FFO per share and AFFO per share	92,135	91,262	90,467	91,519	90,202

	Basic FFO per share	$ 5.31	$ 5.47	$ 4.54	$ 15.56	$ 13.01
	Diluted FFO per share	$ 5.30	$ 5.46	$ 4.51	$ 15.51	$ 12.93

	Basic AFFO per share	$ 7.75	$ 7.59	$ 6.99	$ 22.54	$ 21.06
	Diluted AFFO per share	$ 7.73	$ 7.58	$ 6.94	$ 22.47	$ 20.92

CONTACT: Equinix Investor Relations Contacts: invest@equinix.com; Equinix Media Contacts: press@equinix.com